UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2025 (January 29, 2025)
Brighthouse Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37905	81-3846992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11225 North Community House Road,	Charlotte,	North Carolina	28277
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (980) 365-7100

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BHF	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 6.600% Non-Cumulative Preferred Stock, Series A	BHFAP	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 6.750% Non-Cumulative Preferred Stock, Series B	BHFAO	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 5.375% Non-Cumulative Preferred Stock, Series C	BHFAN	The Nasdaq Stock Market LLC
Depositary Shares, each representing a 1/1,000th interest in a share of 4.625% Non-Cumulative Preferred Stock, Series D	BHFAM	The Nasdaq Stock Market LLC
6.250% Junior Subordinated Debentures due 2058	BHFAL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On January 29, 2025, the Board of Directors (the “Board”) of Brighthouse Financial, Inc. (the “Company”) amended and restated the Amended and Restated Bylaws of the Company (as amended and restated, the “Bylaws”), effective January 29, 2025. Capitalized terms used but not defined in this Current Report on Form 8-K shall have the meanings ascribed to them in the Bylaws. The changes to the Bylaws include the following:

•Article II, Section 11(A) (Meetings of Stockholders – Notice of Stockholder Business and Nominations – Annual Meetings of Stockholders). Amended to (1) revise disclosure requirements in connection with stockholder notice of nominations of directors or proposals of other business, including with respect to any proposed nominee for election as director, any stockholder of record giving the notice, and the beneficial owner, if any, on whose behalf any nomination or proposal is made; and (2) clarify the circumstances under which the Company may require a proposed director nominee to furnish additional information related to their qualifications to serve as a director of the Company.

•Article II, Section 11(B) (Meetings of Stockholders – Notice of Stockholder Business and Nominations – General). Amended to (1) clarify that if the stockholder of record (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Company to present the nomination or proposed business advanced by such stockholder, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that such proposal or nomination is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies in respect of such vote may have been received by the Company; (2) clarify the circumstances under which a stockholder’s nominee may be disregarded if certain persons or entities fail to comply with certain provisions of Rule 14a-19 under the Exchange Act; (3) describe the circumstances under which nominees for additional directorships may be made in the event that the number of directors to be elected to the Board at the annual meeting is increased effective after the time period for which nominations would otherwise be due under paragraph (A)(2) of Section 11 of the Bylaws and there is no public announcement by the Company naming the nominees for the additional directorships at least 100 days prior to the first anniversary of the preceding year’s annual meeting; (4) provide definitions for the terms “affiliates,” “associates,” “business day” and “close of business”; (5) require that any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board; and (6) require a stockholder providing notice of a proposed nomination for election to the Board or other business proposed to be brought before a meeting to update and supplement such notice to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for notice and voting at the meeting and (y) as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof, as well as clarify how and when such update and supplement shall be transmitted.

In addition, certain other ministerial, clarifying and conforming changes were made to the Bylaws. The foregoing summary of the changes effectuated by the amendment and restatement of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
3.1*	Amended and Restated Bylaws of Brighthouse Financial, Inc., effective January 29, 2025.
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*    Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIGHTHOUSE FINANCIAL, INC.

By:	/s/ Jacob M. Jenkelowitz
Name: Jacob M. Jenkelowitz
Title: Corporate Secretary

Date: February 4, 2025

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